DIRECTOR / OFFICER NON-QUALIFIED STOCK OPTION AGREEMENT OF
AQUA SOCIETY, INC.
A Nevada Corporation

THIS AGREEMENT is made between AQUA SOCIETY, INC., a Nevada corporation (hereinafter referred to as the "Company"), and ROBERT TERBERG of Konrad-Adenauer Strasse, 9-13 Herten, Germany D-45699 (hereinafter referred to as the “Optionee”), a director or officer of the Company, or a director or officer of the Company’s subsidiary, effective as of the 21st day of December, 2006.

1. Option Granted

The Company hereby grants the Optionee non-qualified stock options to purchase Two Million Five Hundred Thousand (2,500,000) shares of the Company’s Common Stock at a purchase price of $0.40 US per share for a term commencing on the vesting dates set out below (the “Vesting Date”) and expiring at 5:00 pm (Pacific Time) on the expiration dates set out below (the “Expiration Date”), subject to termination as set forth herein.

The options will vest on the following schedule:

Number of Options to Vest	Vesting Date	Expiration Date
312,500	April 1, 2007	April 1, 2009
312,500	July 1, 2007	July 1, 2009
312,500	October 1, 2007	October 1, 2009
312,500	January 1, 2008	January 1, 2010
312,500	April 1, 2008	April 1, 2010
312,500	July 1, 2008	July 1, 2010
312,500	October 1, 2008	October 1, 2010
312,500	January 1, 2009	January 1, 2011

No option may be exercised unless the option has vested. The vesting of all options will be cumulative. All options which have not vested will terminate on the date of termination of the options in accordance with this Agreement.

2. Time of Exercise of Option

The Optionee may exercise the options granted herein at any time after the Vesting Date for such options until the date of termination of the options set forth in Section 7 herein.

3. Method of Exercise

The options granted herein shall be exercised by written notice delivered to the Company at its principal place of business, stating the number of shares for which the options are being exercised. The notice must be accompanied by a check or other methods of payment acceptable to the Plan Administrator for the amount of the purchase price, and comply with all the requirements of the Company’s 2006 Stock Option Plan dated May 5, 2006, as approved by the Board of Directors of the Company on May 5, 2006, a copy of which has been provided to the Optionee.

4. Capital Adjustments

The existence of the options granted herein shall not affect in any way the right or power of the Company or its stockholders to: (1) make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company's capital structure or its business; (2) enter into any merger or consolidation; (3) issue any bonds, debentures, preferred or prior preference stocks ahead of or affecting the common stock or the rights thereof, (4) issue any securities convertible into any common stock, (5) issue any rights, options, or warrants to purchase any common stock, (6) dissolve or liquidate the Company, (7) sell or transfer all or any part of its assets or business, or (8) take any other corporate act or proceedings, whether of a similar character or otherwise.

5. Reorganization, Merger, Amalgamation and Consolidation

If there shall, prior to the exercise of any of the options provided for by this Agreement, be any reorganization of the authorized capital of the Company by way of consolidation, merger, subdivision, amalgamation or otherwise, or the payment of any stock dividends, then there shall automatically be an adjustment in either or both of the number of shares which may be purchased pursuant hereto or the price at which such shares may be purchased so that the rights evidenced hereby shall thereafter as reasonably as possible be equivalent to those originally granted hereby. The Company shall have the sole and exclusive power to make such adjustments as it considers necessary and desirable.

In the event of a complete liquidation of the Company or a merger, reorganization, or consolidation of the Company with any other corporation in which the Company is not the surviving corporation, or the Company becomes a wholly-owned subsidiary of another corporation, any unexercised options granted under this Agreement shall be deemed cancelled unless the surviving corporation in any such merger, reorganization, or consolidation elects to assume the options under this Agreement or to issue substitute options in place thereof; provided, however, that notwithstanding the foregoing, if such options would be cancelled in accordance with the foregoing, the Optionee shall have the right exercisable during a ten-day period ending on the fifth day prior to such liquidation, merger, or consolidation to exercise such option in whole or in part without regard to any installment exercise provisions in this Agreement.

6. Transfer of this Option

During the Optionee's lifetime, the options granted herein shall be exercisable only by the Optionee. The options shall not be transferable by the Optionee other than by the laws of descent and distribution upon the Optionee's death. In the event of the Optionee's death during the term of this Agreement, the Optionee's personal representatives may exercise any portion of the options granted herein that remain vested and unexercised at the time of the Optionee's death, provided that any such exercise must be made, if at all, during the period within six (6) months after the Optionee's death, and subject to the option termination date specified in Paragraph 7(d) below.

7. Termination of Option

This Agreement and the Optionee's right to exercise any options shall terminate on the earliest of the following dates:

(a)	The Expiration Date;

(b)	Subject to subsection (c) below, the date which is 30 days from the later of the dates on which: (i) the Optionee ceases to act as a director or officer of the Company or any subsidiary of the Company; (ii) the Optionee ceases to be engaged as a consultant of the Company or any subsidiary of the Company; or (iii) the Optionee ceases to be an employee of the Company or any subsidiary of the Company. For the purposes of this subsection, the Optionee will be deemed not to have ceased to act as an employee, officer, director or consultant (the “Original Position”) of the Company or a subsidiary of the Company if the Optionee continues to act as an employee, officer, director or consultant of the Company or a subsidiary of the Company in some other capacity immediately upon ceasing to act in the Original Position;

(c)	In the event of the termination of the Optionee as a director, officer, employee or consultant as a result of a breach of the Optionee’s obligations to the Company or any subsidiary of the Company, or as a result of any dishonesty, fraud, misconduct, the unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations) (each of which being a termination for “Cause”), the earliest date on which the Optionee is terminated as a director, officer, employee or consultant; or

(d)	The date which is six (6) months from the date of the Optionee's death or the date the Optionee is determined by the Company to be unable to perform his or her duties as an employee, director, officer or consultant of the Company or a subsidiary of the Company as a result of any mental or physical disability that is expected to result in death or that is expected to last for a continuous period of 12 months or more.

Notwithstanding the foregoing, if the Optionee dies after he ceases to be an employee, director, officer or consultant of the Company for reasons other than a termination for Cause or for disability determined in accordance with subsection (d) above, the Optionee’s rights to exercise any options granted herein shall terminate on the earliest of the Expiration Date and the date which is six (6) months after the date of death.

8. Rights as Shareholder

The Optionee will not be deemed to be a holder of any shares pursuant to the exercise of this option until he or she pays the option price and a stock certificate is delivered to him or her for those shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date the stock certificate is delivered.

9. Integration with the Company’s 2006 Stock Option Plan

All of the terms and conditions of the Company’s 2006 Stock Option Plan, a copy of which has been provided to the Optionee, are specifically made a part of this Agreement and shall control with regard to the interpretation or construction of any provision that is inconsistent herewith. This Agreement will be governed by and construed in accordance with the laws of the State of Nevada.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 21st day of December, 2006.

AQUA SOCIETY, INC. by its authorized signatory:

/s/ Hugo J.A. Van Der Zee
HUGO J.A. VAN DER ZEE, DIRECTOR

OPTIONEE:

/s/ Robert Terberg
SIGNATURE OF DIRECTOR / OFFICER

ROBERT TERBERG
NAME OF DIRECTOR / OFFICER

KONRAD-ADENAUER STRASSE, 9-13
ADDRESS

HERTEN, GERMANY D-45699

2,500,000
NUMBER OF OPTIONS